EXHIBIT 10.2
SUBSIDIARY ACQUISITION OPTION AGREEMENT

                       This SUBSIDIARY ACQUISITION OPTION AGREEMENT (the "Agreement") is dated as of February 11, 2008 (the "Effective Date"), by and between Fit for Business International, Inc., a Nevada corporation ("FFB" or the "Company"), on the one hand, and Mark Poulsen, an individual ("Poulsen"), on the other hand. Each of the Company and Poulsen shall be referred to herein as a "Party" and collectively as the "Parties."

W I T N E S S E T H

                       WHEREAS, the Company owns 100% of the issued and outstanding shares (the "Subsidiary Shares") of Fit For Business (Australia) Pty Limited ("FFB Australia");

                       WHEREAS, Poulsen and FFB are parties to that certain Agreement for the Purchase of Stock dated January 16, 2008 (the "Stock Purchase Agreement"), wherein Poulsen is entitled to receive Two Hundred Fifty Thousand (250,000) shares of FFB's common stock (the "FFB Shares") post merger and after any restructuring of the Company involving a reverse stock split in the year following the signing of the Stock Purchase Agreement if, within one year after the close of the transaction contemplated by the Stock Purchase Agreement, FFB undergoes a restructuring involving a reverse stock split;

                       WHEREAS, the Parties wish to enter into an agreement under which FFB has the option, in its sole discretion, to sell the Subsidiary Shares to Poulsen in exchange for either the FFB Shares if the shares have been issued, or in exchange for Poulsen giving up his right to receive the FFB Shares if the shares have not been issued;

                       NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the Parties hereto as follows:

ARTICLE 1
OPTION FOR SALE OF THE SUBSIDIARY SHARES

                       1.1      Option to Sell the Subsidiary Shares. The Parties hereby agree that the Company may, in its sole discretion and at any time after the close of the transaction contemplated by the Stock Purchase Agreement, sell the Subsidiary Shares to Poulsen. If the Company elects to sell the Subsidiary Shares to Poulsen it will execute and submit to the Escrow Agent, as defined below, an executed copy of the Notice of Exercise of Option to Sell Subsidiary Shares, attached hereto as Exhibit A ("Notice of Exercise"). Upon submission of the Notice of Exercise to the Escrow Agent, subject to the terms and conditions set forth herein, and on the basis of the representations, warranties and agreements herein contained, the Company shall sell to Poulsen and Poulsen shall purchase from the Company, all of the Subsidiary Shares.

                       1.2      Purchase Price. If the Company exercises its option to sell the Subsidiary Shares as set forth in Section 1.1, then, as consideration for the Subsidiary Shares, Poulsen will either transfer the FFB Shares to the Company if they have been issued, or, transfer the executed Extinguishment of Rights to receive the FFB Shares, in the form attached hereto as Exhibit B, if the FFB Shares have not been issued (either the FFB Shares or the Extinguishment of Rights, as applicable, referred to as the "Purchase Price").

                       1.3      Subsidiary Acquisition Escrow Agreement. As further set forth in the Subsidiary Option Escrow Agreement dated January 16, 2008, the Company and Poulsen appointed The Lebrecht Group, APLC (the "Escrow Agent"), to act as the escrow agent as to the delivery of the Purchase Price received from Poulsen to the Company for the purchase of the Subsidiary Shares and delivery of the Subsidiary Shares from the Company to Poulsen held in the Escrow Account if the Company exercises its option to sell the Subsidiary Shares under this Agreement. At Closing the Company shall deposit the Subsidiary Shares with the Escrow Agent and Poulsen shall deposit the Purchase Price with the Escrow Agent.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES
OF POULSEN

                       2.1      Representations and Warranties of Poulsen. To induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Poulsen represents and warrants as of the date hereof and as of the Closing, as follows:

2.1.1 Authority of Poulsen; Transfer/Extinguishment of FFB Shares. Poulsen has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement, and all of the Exhibits attached hereto, constitutes the legal, valid and binding obligation of Poulsen. If required under this Agreement, Poulsen shall transfer title in and to the FFB Shares, or extinguish his rights to receive the FFB Shares, to the Company free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands, and claims of any kind or nature whatsoever, whether direct or indirect or contingent, other than those imposed by the Securities Act of 1933.

2.1.2 Subsidiary Shares to be Restricted Securities. Poulsen acknowledges that the Subsidiary Shares will be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144")), will include the customary restrictive legend, and, except as otherwise set forth in this Agreement, that the Subsidiary Shares cannot be sold for a period of at least one year from the date of issuance unless registered with the United States Securities and Exchange Commission (the "SEC") and qualified by appropriate state securities regulators, and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

2.1.3 FFB Australia Acquired "As Is". If the Company exercises its option under this Agreement to transfer the Subsidiary Shares to Poulsen under this Agreement, the Company makes no representations or warranties regarding FFB Australia, including, but not limited to, its business, its financial condition or statements, its prospects, its employment matters, and its regulatory matters. Poulsen acknowledges that he is intimately familiar with FFB Australia, its business operations, and its financial condition, and is receiving control of FFB Australia on an "as is" basis.

2.1.4 Company Option. The option to sell the Subsidiary Shares is in the sole discretion of the Company and if the Company submits the Notice of Exercise then Poulsen must accept the Subsidiary Shares in exchange for the Purchase Price.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

                       3.1      Representations and Warranties of the Company. To induce Poulsen to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants, as of the date hereof and as of the Closing, as follows:

3.1.1 Authority of the Company/Transfer of Subsidiary Shares. The Company has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement, and all of the Exhibits attached hereto, constitutes the legal, valid and binding obligation of the Company. If it opts to sell the Subsidiary Shares, the Company shall transfer title in and to the Subsidiary Shares to Poulsen free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands, and claims of any kind or nature whatsoever, whether direct or indirect or contingent, other than those imposed by the Securities Act of 1933.

3.1.2 Corporate Existence and Authority of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

3.1.3 Execution of Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which the Company is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of the Company; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on the Company or any of its actions.

3.1.4 Subsidiary Shares. The Subsidiary Shares, as of the Effective Date of this Agreement, are free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands, and claims of any kind or nature whatsoever, whether direct or indirect or contingent, other than those imposed by the Securities Act of 1933.

ARTICLE 4
CLOSING AND DELIVERY OF DOCUMENTS

                       4.1      Closing. The Closing (the "Closing") shall take place remotely at the offices of The Lebrecht Group, APLC, 9900 Research Drive, Irvine, California, 92618, no later than the close of business (Pacific Standard Time) on February 12, 2008, or at such other place, date and time as the Parties may agree in writing (the "Closing Date").

                       4.2      Deliveries by FFB. At the Closing, FFB shall deliver the following:

4.2.1 FFB shall deliver to the Escrow Agent to be held in the Escrow Account and governed by the Subsidiary Acquisition Option Agreement:

(a) written confirmation of the approval of this Agreement and the herein described transactions by FFB's Board of Directors; and

(b) stock certificate(s) evidencing the Subsidiary Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, other than those imposed by the Securities Act of 1933.

                       4.3      Delivery by Poulsen: At the Closing, Poulsen shall deliver the following:

4.3.1 Poulsen shall deliver to the Escrow Agent to be held in the Escrow Account and governed by the Subsidiary Acquisition Option Agreement:

(a) the Purchase Price (either the FFB Shares with a valid stock power if they have been issued, or the Extinguishment of Rights if the FFB Shares have not been issued) subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, other than those imposed by the Securities Act of 1933.

ARTICLE 5
TERMINATION, AMENDMENT AND WAIVER

                       5.1       Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing Date only by the mutual consent of all of the Parties.

                       5.2       Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party's right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

ARTICLE 6
COVENANTS, INDEMNIFICATION

                       6.1       To induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, the Poulsen covenants and agrees as follows:

6.1.1 Notices and Approvals. Poulsen agrees: (a) to give all notices to third parties which may be necessary or desired by the Company in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use his best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders required or requested by the Company in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use his best efforts to obtain all consents and authorizations of any other third parties necessary or requested by the Company in connection with this Agreement and the consummation of the transactions contemplated hereby.

6.1.2 Information for the Company's Statements and Applications. Poulsen, and his accountants and attorneys shall cooperate fully with the Company in the preparation of any filings, statements or applications made by the Company to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish the Company with all information concerning the Company and/or FFB Australia necessary or deemed desirable by the Company for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

6.1.3 Access to Information. The Company, together with its appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of Poulsen relative to the transaction contemplated by this Agreement and have full access to all of the books and records of Poulsen, relative to the transaction contemplated by this Agreement, and FFB Australia during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

                       6.2       Indemnification.

6.2.1 Indemnity of the Company. Poulsen agrees to indemnify, defend and hold the Company harmless from and against any and all Losses (as hereinafter defined) arising out of or resulting from the breach by Poulsen of any representation, warranty, covenant or agreement of Poulsen contained in this Agreement or the schedules and exhibits hereto. For purposes of Section 6.3, the term "Losses" shall mean all damages, costs and expenses (including reasonable attorneys' fees) of every kind, nature or description, it being the intent of the Parties that the amount of any such Loss shall be the amount necessary to restore the indemnified party to the position it would have been in (economically or otherwise), including any costs or expenses incident to such restoration, had the breach, event, occurrence or condition occasioning such Loss never occurred. Notwithstanding the foregoing provisions of this section, no claim for indemnification shall be made by the Company under this Section unless and until the aggregate amount of all Losses of the Company in respect thereof shall exceed $5,000.

6.2.2 Indemnification Procedure.

(a) An indemnified party shall notify the indemnifying party of any claim of such indemnified party for indemnification under this Agreement within thirty days (30) of the date on which such indemnified party or an executive officer or representative of such indemnified party first becomes aware of the existence of such claim. Such notice shall specify the nature of such claim in reasonable detail and the indemnifying party shall be given reasonable access to any documents or properties within the control of the indemnified party as may be useful in the investigation of the basis for such claim. The failure to so notify the indemnifying party within such thirty-day (30) period shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any additional loss that occurred as a result of the failure of such person to give such notice.

                       In the event any indemnified party is entitled to indemnification hereunder based upon a claim asserted by a third party (including a claim arising from an assertion or potential assertion of a claim for Taxes), the indemnifying party shall be given prompt notice thereof, in reasonable detail. The failure to so notify the indemnifying party shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any Loss that occurred as a result of the failure of such person to give such notice. The indemnifying party shall have the right (without prejudice to the right of any indemnified party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so not later than twenty (20) days following notice thereof by the indemnifying party or such shorter time period as required so that the interests of the indemnified party would not be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both an indemnifying party and an indemnified party and the indemnified party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying party. If the indemnifying party does not so choose to defend or prosecute any such claim asserted by a third party for which any indemnified party would be entitled to indemnification hereunder, then the indemnified party shall be entitled to recover from the indemnifying party, on a monthly basis, all of its attorneys' reasonable fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim. Notwithstanding the assumption of the defense of any claim by an indemnifying party pursuant to this paragraph, the indemnified party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld).

(b) The indemnifying party and the indemnified party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss. The indemnified party shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation. Except for fees and expenses for which indemnification is provided pursuant to Section 6.3, as the case may be, and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this paragraph (b).

ARTICLE 7
MISCELLANEOUS

                       7.1       Expenses. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such fees and expenses of the Parties hereto shall be paid prior to Closing.

                       7.2       Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be delivered by facsimile or overnight courier to the following addresses:

If to Poulsen:

Mark Poulsen
Fit For Business (Australia) Pty, Ltd.
10/27 Mayneview Street, Milton Q 4064 Australia
Telephone: 0733673355
Facsimile: 07336732252
Email - mark@fitforbusiness.com.au

If to the Company:

Fit For Business, Inc.
c/o Anslow + Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Telephone: 732-409-1212
Facsimile: 732-577-1188
Attention: Richard I. Anslow, Esq

                       The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. Notice shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the next business day.

                       7.3       Entire Agreement. This Agreement, together with the schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement, or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

                       7.4       Survival of Representations. All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a Party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any Party hereto, notwithstanding that such Party knew or should have known at the time of Closing that such right or remedy existed.

                       7.5       Incorporated by Reference. All documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

                       7.6       Remedies Cumulative. No remedy herein conferred upon any Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                       7.7       Execution of Additional Documents. Each Party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

                       7.8       Finders' and Related Fees. Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

                       7.9       Governing Law. This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

                       7.10       Forum. Each of the Parties hereto agrees that any action or suit which may be brought by any Party hereto against any other Party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Los Angeles, California.

                       7.11       Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing Party shall be reimbursed by the nonprevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

                       7.12      Binding Effect and Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

                       7.13      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

                       [Remainder of page intentionally left blank; signatures to follow]

                       IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

"Poulsen"	"Company"

Mark Poulsen an individual	Fit For Business International, Inc. a Nevada corporation

/s/ Mark Poulsen	/s/ Mark Poulsen
Mark Poulsen	By: Mark Poulsen
Its: CEO

Exhibit A

Form of Notice of Exercise

                       The undersigned, the holder of the option under that certain Subsidiary Acquisition Option Agreement to sell 100% of the shares of the Fit For Business (Australia) Pty Limited ("Subsidiary Shares") to Mark Poulsen in exchange for either 250,000 shares of Fit For Business International, Inc., a Nevada corporation, if the shares have been issued, or in exchange for Poulsen giving up his right to receive those shares if the shares have not been issued (the "Purchase Price"), hereby irrevocably elects to exercise its right to sell the Subsidiary Shares to Mark Poulsen in exchange for the Purchase Price.

Dated: ____________________, 20___	_________________________________
By: _____________________________ Its: _____________________________

A-1

Exhibit B

Extinguishment of Rights

EXTINGUISHMENT OF RIGHTS

                       This Extinguishment of Rights (this "Extinguishment") is dated as of February 11, 2008 by and among Mark Poulsen, an individual ("Poulsen") and Fit for Business International, Inc., a Nevada corporation ("FFB" or the "Company").

RECITALS

                       WHEREAS, Poulsen and FFB are parties to that certain Agreement for the Purchase of Stock dated January 16, 2008 (the "Stock Purchase Agreement"), wherein Poulsen is entitled to receive Two Hundred Fifty Thousand (250,000) shares of FFB's common stock (the "FFB Shares") post merger and after any restructuring of the Company involving a reverse stock split in the year following the signing of the Stock Purchase Agreement if, within one year after the close of the transaction contemplated by the Stock Purchase Agreement, FFB undergoes a restructuring involving a reverse stock split;

                       WHEREAS, FFB and Poulsen are parties to a Subsidiary Acquisition Option Agreement dated of even date herewith (the "Subsidiary Acquisition Option Agreement"), wherein FFB has an option, exercisable in its sole discretion, to sell 100% of the capital stock of Fit For Business (Australia) Pty Limited ("FFB Australia") to Poulsen in exchange for the FFB Shares or Poulsen's right to receive the FFB Shares, as applicable;

                       WHEREAS, FFB and Poulsen are parties to an Escrow Agreement dated of even date herewith (the "Subsidiary Acquisition Escrow Agreement") to govern the FFB Shares and the shares of FFB Australia after the close of the transaction contemplated by the Stock Purchase Agreement to ensure the FFB Shares remain in escrow throughout the time FFB has to exercise its option to sell 100% of the capital stock of FFB Australia, as set forth in the Subsidiary Acquisition Option Agreement;

                       WHEREAS, the FFB Shares have not yet been issued to Poulsen because certain conditions precedent to their issuance under the Stock Purchase Agreement have not been satisfied, and may not be issued at the time FFB exercises its option to sell the shares of FFB Australia to Poulsen, if FFB elects to exercise its option; therefore, Poulsen is executing this Extinguishment in favor of FFB for delivery into escrow, which, if delivered to FFB pursuant to the Subsidiary Acquisition Escrow Agreement, will act to extinguish Poulsen's right to receive the FFB Shares under the Stock Purchase Agreement if FFB exercises its option to sell the shares of FFB Australia to Poulsen prior to Poulsen receiving the FFB Shares.

                       NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Poulsen and the Company hereby agree as follows:

                       1.           Poulsen hereby forever extinguishes and gives up his right to receive the FFB Shares from the Company under the Stock Purchase Agreement.

                       2.           Poulsen warrants that (i) the Stock Purchase Agreement, the Subsidiary Acquisition Option Agreement, the Subsidiary Acquisition Escrow Agreement, and any accompanying other instruments (collectively "Contracts") are true, valid and genuine and represent existing valid and enforceable obligations in accordance with their terms; (ii) all signatures, names, addresses, amounts and other statements and facts contained therein are true and correct; (iii) the Contracts (including their form and substance and the computation of all charges) and the transactions underlying the obligations (including any sale and delivery) conform to all applicable laws, rules, regulations, ordinances and orders; and (iv) the undersigned is acting in the capacity indicated below, has full authority to act in such capacity, and to bind Poulsen to the terms of this Agreement. In addition, Poulsen shall indemnify and save the Company harmless from any loss, damage or expense, including attorneys' fees, incurred by the Company as a result of Poulsen's breach of any of the terms of this Extinguishment or any of the warranties, obligations or undertakings described herein.

                       3.           The Company agrees to the Extinguishment.

                       4.           The Company represents and warrants that the undersigned is acting in the capacity indicated below, has full authority from the Company to act in such capacity, and to bind the Company to the terms of this Extinguishment.

                       5.           The Company warrants and agrees that: (i) Company hereby consents to the Extinguishment by Poulsen to the Company of Poulsen's right to receive the FFB Shares; (ii) this Extinguishment shall not be construed as a consent by Company to any further extinguishment by Poulsen of any other rights under the Stock Purchase Agreement; and (iii) to the best of Company's knowledge, the Contracts are in full force and effect, there are no uncured defaults on the part of any party to the Contracts, and there are no existing offsets or defenses which either party has against enforcement of the Contracts.

[signature page to follow]

                       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

"Poulsen"	"The Company"

Mark Poulsen an individual	Fit for Business International, Inc., a Nevada corporation

/s/ Mark Poulsen	/s/ Mark Poulsen
By: Mark Poulsen, an individual	By: Mark Poulsen
Its: CEO